EXHIBIT 11.1

                            FORCENERGY INC

                   COMPUTATION OF EARNINGS PER SHARE
                 (in thousands, except per share data)

PRIMARY EARNINGS PER SHARE

                                   Three Months Ended   Six Months Ended
                                        June 30,            June 30,
                                    1996        1995     1996      1995
Net Income (Loss)                $ 1,862     $  (717) $ 3,680   $(1,731)
Weighted Average Shares
  Outstanding                     18,261       9,040   18,261     9,040
Primary Earnings Per Share       $  0.10     $ (0.08) $  0.20   $ (0.19)


FULLY DILUTED EARNINGS PER SHARE

                                   Three Months Ended   Six Months Ended
                                        June 30,            June 30,
                                    1996        1995      1996     1995
  Net Income (Loss)              $ 1,862     $  (717)   $3,680  $(1,731)
Effect of retirement of ESN
  notes on interest expense        1,167       1,105     2,532    2,210
Tax effect related to interest
  expense                           (435)       (412)     (944)    (824)
Net Income (Loss) as adjusted    $ 2,594     $   (24)   $5,268  $  (345)
Weighted Average Shares
  Outstanding                     21,248      11,383    21,226   11,383
Fully Diluted Earnings Per Share $   .12     $    --    $  .25  $ (0.03)



WEIGHTED AVERAGE SHARES OUTSTANDING (PRIMARY EPS)

                                   Three Months Ended    Six Months Ended
                                         June 30,             June 30,
                                    1996        1995      1996       1995
Weighted Average Shares of
  Common Stock                     18,261      9,040    18,261      9,040



WEIGHTED AVERAGE SHARES OUTSTANDING (FULLY DILUTED EPS)

                                   Three Months Ended   Six Months Ended
                                         June 30,           June 30,
                                    1996        1995     1996       1995
Weighted Average Shares of
  Common Stock                    18,261       9,040   18,261      9,040
Dilutive Common Stock
  Equivalents, Less than 3%
 Effect on Primary EPS               644          --      622         --
Conversion of Subordinated Notes   2,343       2,343    2,343      2,343
                                  21,248      11,383   21,226     11,383